UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On August 1, 2024, Complete Solaria, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) of its dismissal, effective as of the same day, as the Company’s independent registered public accounting firm. Deloitte served as the Company’s independent registered public accounting firm since the closing of the merger with Freedom Acquisition I Corp on July 18, 2023. The decision to change the independent public accounting firm was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

During the years ended December 31, 2022 and 2023 and the subsequent interim period through July 31,2024, there were no: (1) disagreements with Deloitte within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except with respect to the material weaknesses as described below.

As previously disclosed in the Company’s Annual Report on Form 10-K, including Item 9A thereof, for the fiscal year ended December 31, 2023, the Company determined that material weaknesses in the Company’s internal control over financial reporting existed because (a) the Company did not have sufficient full-time accounting personnel, (i) to enable appropriate reviews over the financial close and reporting process, (ii) to allow for appropriate segregation of duties, and (iii) with the requisite experience and technical accounting knowledge to identify, review and resolve complex accounting issues under generally accepted accounting principles in the U.S. (“GAAP”), and (b) with respect to inventory controls related to the completeness, existence, and cut-off of the inventories held at third parties, and controls related to the calculation of adjustments to inventory for items considered excessive and obsolete. Additionally, the Company did not adequately design and/or implement controls related to conducting a formal risk assessment process.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern in Deloitte’s audit opinions dated April 6, 2023 and April 1, 2024.

The Company has provided Deloitte with a copy of this Form 8-K prior to its filing with the SEC. The Company requested Deloitte to furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements, as required by Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter is filed as Exhibit 16.1.

New Independent Registered Public Accounting Firm

On August 1, 2024, following the dismissal of Deloitte, the Audit Committee, after a competitive process to review the appointment of the Company’s independent registered public accounting firm, approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm.

During the Company’s years ended December 31, 2022 and 2023 and through July 31, 2024, neither the Company, nor anyone on its behalf, consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP dated August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: August 1, 2024

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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